UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 20, 2021

SeaSpine Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36905	47-3251758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5770 Armada Drive, Carlsbad, CA 92008
(Address of principal executive offices) (Zip Code)
(760) 727-8399
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SPNE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this "Amendment") amends the Current Report on Form 8-K filed by SeaSpine Holdings Corporation ("SeaSpine") with the U.S. Securities and Exchange Commission ("SEC") on May 21, 2021 ("the original Form 8-K") regarding SeaSpine's acquisition of 7D Surgical Inc. This Amendment amends the original Form 8-K to file the financial statements of the business acquired under Item 9.01(a) and the pro forma financial information under Item 9.01(b), which are filed as exhibits hereto. This Amendment should be read in conjunction with the original Form 8-K and SeaSpine's other filings with the SEC. Except as provided herein, all information in, and the exhibits to, the original Form 8-K remain unchanged.

Item 9.01	Financial Statements and Exhibits.

(a)Financial Statements of Business Acquired
The audited consolidated financial statements of 7D Surgical, Inc. for the fiscal year ended March 31, 2021, and the notes related thereto, presented in Canadian dollars, are filed as Exhibit 99.1 hereto.

(b)Pro Forma Financial Information
The unaudited pro forma combined statements of financial position as at March 31, 2021 and the unaudited proforma combined statements of operations and comprehensive income for the year ended December 31, 2020 and the three months ended March 31, 2021 are filed as Exhibit 99.2 hereto.

(c)Not applicable
(d)Exhibits.

Exhibit No.	Description
23.1	Consent of BDO, Independent Public Accounting Firm
99.1	7D Surgical’s audited consolidated financial statements for the fiscal year ended March 31, 2021
99.2	Unaudited Pro Forma Combined Financial Statements
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeaSpine Holdings Corporation

Date:	July 28, 2021	By:	/s/ Patrick Keran
Patrick Keran
Senior Vice President, General Counsel